Exhibit 5.2

                    (LETTERHEAD OF CAHILL GORDON & REINDEL)









                                  March 15, 2002






                                                                  (212) 701-3000


Arch Capital Group Ltd.
Craig Appin House
8 Wesley Street
Hamilton HM11
Bermuda

Ladies and Gentlemen:

     We have acted as special United States counsel to Arch Capital Group Ltd., a Bermuda limited company (the "Company"), in connection with the preparation of:

     1. The Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March [ ], 2002 (the "Registration Statement"), pursuant to which (A) the Company proposes to issue and/or sell from time to time (i) common shares, par value U.S. $.01 per share (the "Common Shares"), (ii) preference shares, par value U.S. $.01 per share (the "Preference Shares"), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities") and (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities");

     2. The form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Debt Indenture"), between the Company and a trustee to be named (the "Senior Debt Trustee");

     3. The form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Debt Indenture, and together with the


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Senior Debt Indenture, the "Indentures"), between the Company and a trustee to be named (the "Subordinated Debt Trustee");

     The Common Shares, the Preference Shares, the Senior Debt Securities and the Subordinated Debt Securities are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of the Company, (b) the due authorization and execution of the Registration Statement, (c) the due authorization, execution, authentication and delivery by all persons of the Offered Securities, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

     Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the applicable Indenture(s), as the case may be, will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

          1. When (A) the execution of the Senior Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company


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     have taken all necessary action to approve the issuance and terms of the
     Senior Debt Securities and related matters, (D) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law, the Memorandum of Association or Bye-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Senior Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Senior Debt Securities, in each case in accordance with the Senior Debt Indenture, and (F) the Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the "Enforceability Exceptions").

          2. When (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law, the Memorandum of Association or Bye-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Subordinated Debt Securities, in each case in accordance with the Subordinated Debt Indenture, and (F) the Subordinated

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     Debt Securities, in the form established in accordance with the
     Subordinated Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt Indenture and delivered and paid for as contemplated by any applicable underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

     In giving our opinion, we are relying, without independent verification (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to all matters of Bermuda law, on the opinion of Conyers Dill & Pearman, dated of even date herewith and filed as Exhibit 5.1 to the Registration Statement.

     We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York. Accordingly, our opinions expressed in paragraphs 1 and 2 above are not intended as opinions under the laws of the jurisdictions of organization of the Company and are intended to cover only the nature of the Indentures, the Senior Debt Securities and the Subordinated Debt Securities as contracts and obligations created under and governed by the laws of the State of New York.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.


                                            Very truly yours,

                                            /s/ Cahill Gordon & Reindel